UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) This current report on Form 8-K/A supplements and amends IDT Corporation’s (the “Registrant”) Current Report on Form 8-K, filed on April 7, 2008, in connection with Mr. Marc J. Oppenheimer’s resignation as Chief Operating Officer of the Registrant effective in April 2008.

On May 29, 2008, the Registrant and Mr. Oppenheimer entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides that Mr. Oppenheimer’s employment with Registrant shall terminate on July 16, 2008 (the “Separation Date”). Pursuant to the Separation Agreement, the Registrant is obligated to pay to Mr. Oppenheimer payments totaling $675,409 over the course of the year following Mr. Oppenheimer’s termination. In exchange for the benefits offered in the Separation Agreement, Mr. Oppenheimer provided to the Registrant a general release with respect to any claims arising out of his employment or separation from employment and is subject to non-disclosure, non-solicitation, non-competition and non-disparagement provisions after the Separation Date.

The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein as if set forth in full. The descriptions of the material terms of the Separation Agreement set forth above are qualified in their entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

10.1	Separation Agreement and General Release between Marc J. Oppenheimer and the Registrant, dated May 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name: James A. Courter Title: Chief Executive Officer

Dated: June 3, 2008

EXHIBIT INDEX

Exhibit Number	Document

10.1	Separation Agreement and General Release between Marc J. Oppenheimer and the Registrant, dated May 29, 2008.

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